                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             SALESLOGIX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                   86-0808340
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


  8800 N. Gainey Center Drive, Suite 300
           Scottsdale, Arizona                              85258
 (Address of Principal Executive Offices)                 (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class          Name of Each Exchange on Which
          to be so Registered          Each Class is to be Registered
                None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ ]

If this form relates to the registration class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.
(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-75353

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                                (Title of Class)
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ITEM 1.           Description of Registrant's Securities to be Registered.

         The description of the Common Stock being registered set forth under the caption "Description of Capital Stock" in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-75353, as originally filed with the Securities and Exchange Commission on March 31, 1999 or as subsequently amended (the "Registration Statement"), is hereby incorporated by reference in response to this item.

ITEM 2.           Exhibits.

         The following exhibits are filed as a part of this Registration
Statement:

Exhibit No.          Description
-----------          -----------

    1 Fifth Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement).

    2 Second Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.5 to the Registration Statement).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      SALESLOGIX CORPORATION



                                      /s/ Gary R. Acord
                                      ----------------------------
                                      Gary R. Acord,
                                      Vice President, Chief Financial Officer,
                                      Secretary and Treasurer


Dated:  May 21, 1999